LIST OF SUBSIDIARIES              EXHIBIT 21
                            THE INTERLAKE CORPORATION

                                                               State or Country
Corporate Name                   Parent Company                of Incorporation

Acme Gerrard Limited          Precis (935) Limited                     England

Acme Strapping Inc.       Interlake Packaging Corporation               Canada
                          The Interlake Companies, Inc.

Apton GmbH                        Dexion GmbH                          Germany

Arwood International, Inc.    Interlake ARD Corporation             New Jersey

Chem-tronics, Inc.           The Interlake Companies, Inc.          California

Ciceri & Company Limited         Dexion Group plc                      England

Conco-Tellus Inc.          The Interlake Companies, Inc.              Delaware

Construction & Industrial
  Supplies Limited          Dexion International Limited               England

Dexion-Aura GmbH                  Dexion GmbH                          Germany

Dexion (Australia) Pty. Ltd.     Interlake DRC Limited         New South Wales,
                                                                     Australia

Dexion Control Systems
  Limited                   Dexion International Limited               England

Dexion GmbH                    Dexion Holding GmbH                     Germany

Dexion Group plc              Interlake DRC Limited                    England

Dexion Holding GmbH             Dexion Group plc                       Germany

Dexion Holdings Limited          Dexion Group plc                      England

Dexion Incorporated           The Interlake Companies, Inc.           Delaware

Dexion International Limited     Dexion Group plc                      England

Dexion Limited                Dexion International Limited             England

Dexion (North Asia) Ltd.(1)   The Interlake Companies, Inc.          Hong Kong

Dexion Produktions GmbH          Dexion Holding GmbH                   Germany

Dexion S.A.                      Dexion Holding GmbH                    France

Dexion sro                       Dexion Holding GmbH                     Czech

Gary Steel Supply Company        The Interlake Companies, Inc.        Illinois

Hoeganaes Corporation       The Interlake Companies, Inc.(2)          Delaware

Hoeganaes Development, Inc.      Hoeganaes Corporation                Delaware

Interlake ARD Corporation        The Interlake Companies, Inc.        Delaware

Interlake Australian Mining
  Ventures, Inc.              The Interlake Companies, Inc.               Ohio

Interlake DRC Limited         The Interlake Companies, Inc.           Delaware

Interlake Foreign Sales      The Interlake Companies, Inc.(70%)  Barbados, W.I.
  Corporation                    Hoeganaes Corporation (30%)

Interlake de Mexico, S.A. de C.V. The Interlake Companies, Inc. (99%)   Mexico
                                  Interlake Steel Corporation (1%)

Interlake Newco Corporation      The Interlake Corporation            Delaware

Interlake Packaging
  Corporation                    The Interlake Companies, Inc.        Delaware

Interlake Steel Corporation      The Interlake Companies, Inc.         Arizona

Pakseal                       Power Industries Ltd.                    England

Pakseal Industries Limited     Power Industries Limited                England

Pakseal S.A.R.L.              Power Industries Limited                  France

Pakseal S.R.L.                Power Industries Limited                   Italy

Power Industries Limited         Twicebonus Limited                    England

Power Strap Limited         Pakseal Industries Limited (50%)           England
                             Power Industries Limited (50%)

Precis (935) Limited             Interlake DRC Limited                 England


Redirack GmbH                     Dexion GmbH                          Germany

Redirack Limited             Dexion International Limited              England

S.A. Dexion-Redirack N.V.          Dexion Group plc                    Belgium

Seal-less Strapping Industries
  Limited                        Acme Strapping Inc.                    Canada

Southern Counties Storage
  Equipment Limited              Dexion International Limited          England

The Interlake Companies, Inc.    The Interlake Corporation            Delaware

TIC Assurance Ltd.               The Interlake Companies, Inc.  Cayman Islands

Twicebonus Limited               Interlake DRC Limited                 England

Westore Limited                    Dexion Group plc                    England

Witty & Wyatt Equipment          Dexion International Limited          England
  Limited



1  20% owned by Peter Kedge

2 20% of capital stock, all of which is voting common stock, is owned by Hoganas Aktiebolag